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Exhibit 99.1

AUDIT COMMITTEE CHARTER

I.     PURPOSE

        The purpose of the Audit Committee shall be to assist the Board of Directors of the Company in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of the Company's financial statements and other matters set forth herein.

II.    COMPOSITION/ELIGIBILITY

        The Audit Committee shall be comprised of directors who shall satisfy the independence and other requirements of the American Stock Exchange (the "AMEX"), as well as other applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the "Act"), or the rules of the Securities and Exchange Commission (the "SEC"). Determination as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board of Directors.

III.  EXTERNAL ADVISORS

        The Audit Committee shall have authority to engage independent counsel and other advisers as it deems necessary to carry out its duties. The Audit Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

IV.    FUNDING

        The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the Company's independent public accountants as well as any other accounting firm engaged to perform audit, review or attest services for the Company, (ii) any independent counsel or other adviser retained by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall promptly report to the Board of Directors its engagement of any advisor, including the scope and terms of such engagement.

V.     FUNCTIONS

        The Audit Committee shall:

          1.     meet as often as it determines, but not less frequently than quarterly;

          2.     be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) and the independent public accountants shall report directly to the Audit Committee;

          3.     ensure receipt of an annual formal written statement from the Company's independent public accountants delineating all relationships between the independent public accountants and the Company and discuss with the independent public accountants any such relationships that may impact the objectivity and independence of the independent public accountants; and take appropriate action to oversee the independence of the independent public accountants;

          4.     obtain and review annually, prior to the filing of the Company's Annual Report on Form 10-K, a report from the independent public accountants describing (a) all critical accounting policies and practices used or to be used in the annual audit of the Company's year-end financial statements (the "Annual Audit"), (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (c) other material written communications between the independent public accountants and management, such as any management letter or schedule of unadjusted differences, and discuss with the independent public accountants any material issues raised in such report;

          5.     be responsible for the pre-approval of all audit services and permissible non-audit services to be provided to the Company by the independent public accountants, subject to any exceptions provided in the Act and the rules of the SEC promulgated thereunder (it being understood that the Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any pre-approval by such member or members must be presented to the full Audit Committee at its next scheduled meeting);

          6.     review, in consultation with the independent public accountants, the internal auditing staff of the Company, and such other advisors as the Audit Committee may deem necessary, the scope, purpose and procedures of the overall audit plans of the internal auditing staff and the independent public accountants, review the results thereof and take any necessary actions in connection therewith;

          7.     review external and internal audit reports of the Company;

          8.     consult with the independent public accountants, senior management, the internal auditing staff of the Company and such other advisers as the Audit Committee may deem necessary regarding their evaluation of the adequacy of the Company's "internal controls over financial reporting" and "disclosure controls and procedures" (as such terms are defined by the SEC), and make specific recommendations to the Board of Directors in connection therewith;

          9.     assure the regular rotation of the lead audit partner and the concurring partner every five years (with a five year time-out period after rotation), and the regular rotation of other audit partners engaged in the Annual Audit every seven years (with a two year time-out period after rotation), or as otherwise required by law or the rules of the AMEX;

          10.   review recommendations made by the independent public accountants and the internal auditing staff of the Company, report to the Board of Directors with respect thereto and with respect to external and internal audit reports of the Company, and take any necessary actions in connection therewith;

          11.   review legal and regulatory matters that may have a material impact on the financial statements;

          12.   review periodically the Company's Code of Business Conduct, the Company's Code of Ethics for Board of Directors and the Company's program to monitor compliance with those Codes;

          13.   meet with the independent public accountants, the internal auditing staff of the Company, management, and the General Counsel of the Company in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee;

          14.   review and discuss with the independent public accountants and management the Company's annual audited financial statements (including the MD&A) and recommend to the Board of Directors the inclusion of the Company's audited financial statements in its Form 10-K;

          15.   review and discuss with the independent public accountants and management the Company's quarterly unaudited financial statements prior to the publication of the Company's earnings release and prior to the inclusion of such financial statements (including the MD&A) in the Company's Form 10-Q;

          16.   prior to the filing of each Form 10-Q and the Form 10-K, be available to discuss with the independent public accountants the matters required to be discussed by Statement on Auditing

  Standards No. 61 and other matters that should be communicated to the Audit Committee under the professional standards of the American Institute of Certified Public Accountants;

          17.   be responsible for the review and oversight of all related-party transactions, as such term is defined by the rules of the AMEX;

          18.   establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and review periodically with management these procedures and, if appropriate, any significant complaints received, to the extent required by the Act, the rules of the SEC or the AMEX;

          19.   prepare a report to shareholders as required by the SEC and the AMEX;

          20.   review and concur on the appointment or dismissal of the Vice President of Internal Audit who functionally reports to the Audit Committee and administratively to the Company's Chief Financial Officer;

          21.   review annual reports from Internal Audit on Internal Audit personnel, their professional experience, their working relationship with management and ensure the independence of the Internal Audit function;

          22.   ensure Internal Audit has sufficient resources available to address risks at the appropriate level, including establishing a budget for Internal Audit and the compensation of the Vice President of Internal Audit;

          23.   review and concur on the performance of the Vice President of Internal Audit and the Internal Audit department on an annual basis, and oversee the Internal Audit function on an ongoing basis;

          24.   review and reassess the adequacy of this Charter on an annual basis;

          25.   review and evaluate at least annually its own performance and effectiveness; and

          26.   perform such other duties as the Board of Directors shall from time to time assign to it.

VI.   LIMITATIONS AND SCOPE OF AUTHORITY

        While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent public accountants are responsible for auditing the Company's financial statements.

        In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board of Directors and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with the Company's Code of Business Conduct or the Board of Directors' compliance with the Company's Code of Ethics for Board of Directors.

        The primary responsibility for these matters also rests with the Company's management. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

        With respect to the Company's internal audit function overseen by the Vice President of Internal Audit on behalf of the Audit Committee, the conduct and results of any and all such audits shall be reported to or undertaken at the behest of the Audit Committee.

        The Board of Directors and the Audit Committee also recognize that meeting the responsibilities of an Audit Committee requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the Audit Committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time to fulfill its functions.

Audit Committee Responsibilities Calendar

	Responsibility	Q1	Q2	Q3	Q4	As Needed
1.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, the General Auditor and the independent auditor.	X	X	X	X	X
2.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X
3.	Complete an annual evaluation of the Committee's performance.		X
4.	Provide a report in the annual proxy that includes the Committee's review and discussion of matters with management and the independent auditor.	X
5.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					X
6.	Appoint or replace the independent auditor and approve the terms on which the independent auditor is engaged for the ensuing fiscal year.				X
7.	At least annually, evaluate the independent auditor's qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing: the firm's internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.				X	X
8.	Resolve any disagreements between management and the independent auditor about financial reporting.					X
9.	Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for pre-approval of those services by the Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm's non-audit services and related fees.	X	X	X	X	X
10.	Review the responsibilities, functions and performance of the Company's internal audit department.			X
11.	Review and approve the appointment or change in the General Auditor.					X
12.	Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.	X

13.	Advise the Board about the Committee's determination whether the Committee consists of three or more members all of whom are financially literate, including at least one member who has financial sophistication and is a financial expert.	X
14.	Inquire of Finance management, the General Auditor, and the independent auditor about significant risks or exposures, review the Company's policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.				X	X
15.	Review with the General Auditor, the independent auditor and Finance management:	X		X		X
a. the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company; and
b. on annual basis, in conjunction therewith, develop an overall risk assessment plan for utilization and implementation by the Company's internal and independent auditors as provided for by Auditing Standard No. 5 in PCAOB Release No. 2007-05 on May 24, 2007.
16.	Consider and review with Finance management, the independent auditor and the General Auditor:
	a. The Company's annual assessment of the effectiveness of its internal controls and the independent auditor's attestation and report about the Company's assessment.	X
	b. The adequacy of the Company's internal controls including computerized information system controls and security.	X
	c. Any related significant findings and recommendations of the independent auditor and internal audit together with management's responses.					X
17	Review with Finance management any significant changes to GAAP and/or GSE policies or standards.	X	X	X	X
18.	Review with Finance management and the independent auditor at the completion of the annual audit:
	a. The Company's annual financial statements and related footnotes.	X				X
	b. The independent auditor's audit of the financial statements and its report thereon.	X				X
	c. Any significant changes required in the independent auditor's audit plan.	X				X
	d. Any serious difficulties or disputes with management encountered during the course of the audit and management's response.	X				X
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.	X				X
19.	Review with Finance management and the independent auditor at least annually the Company's critical accounting policies.	X				X
20.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.				X	X
21.	Consider and review with Finance management and the General Auditor:
	a. Significant findings during the year and management's responses.	X	X	X	X	X

	b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.	X	X	X	X	X
	c. Any changes required in planned scope of their audit plan.	X	X	X	X	X
22.	Participate in a telephonic meeting among Finance management, the General Auditor and the independent auditor before each earnings release to discuss the earnings release, financial information and earnings guidance.	X	X	X	X
23.	Review and discuss with Finance management and the independent auditor the Company's quarterly financial statements.	X	X	X	X
24.	Review the periodic reports of the Company with Finance management, the General Auditor and the independent auditor prior to filing of the reports with the SEC, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".	X	X	X	X
25.	In connection with each periodic report of the Company, review:
	a. Management's disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.	X	X	X	X
	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.	X	X	X	X
26.	Monitor the appropriate standards adopted as a code of conduct for the Company.		X			X
27.	Review with the Compliance Officer legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.	X	X	X	X
28.	Develop, review and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.		X			X
29.	Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
30.	Meet with the General Auditor in executive session to discuss any matters the Committee or the General Auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
31.	Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					X
32.	Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor who were engaged in the Company's account, and ensure the policies comply with any regulations applicable to the Company.					X

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  Exhibit 99.1